UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: November 9, 2007

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33072	20-3562868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01	Other Events.

On November 9, 2007, SAIC, Inc. (the “Company”) notified the New York Stock Exchange (“NYSE”) that it did not disclose the following information, which is required by Sections 303A.03, .09, .l0 and .12(a) of the NYSE Listed Company Manual, in the Company’s first annual proxy statement or annual report to stockholders since its shares of common stock were originally listed for trading on the NYSE in October 2006. The Company is providing the previously omitted disclosure in this Form 8-K. In addition, the Company has advised the NYSE that it will disclose this information in future proxy statements and annual reports to stockholders unless proposed changes to Section 303A that would eliminate the requirements to disclose this information in these documents become effective or the disclosure is otherwise no longer required by the NYSE.

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The Company’s Standards of Business Ethics and Conduct Handbook, which applies to its directors, officers and employees, is available on the Company’s website, www.saic.com, by clicking on the link entitled “Investor Relations” and then on the link entitled “Corporate Governance.” That Handbook, as well as the Company’s Corporate Governance Guidelines and the charters of its Audit, Compensation, Ethics and Corporate Responsibility, Finance and Nominating and Corporate Governance Committees, are each available in print to any stockholder who requests it by writing to SAIC, Inc., Attention: Corporate Secretary, 10260 Campus Point Drive, M/S D-7, San Diego, CA 92121.

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A.T. Young, who was identified as the Lead Director in the Company’s proxy statement, presides at all regularly scheduled executive sessions of the nonmanagement directors of the Company as provided by its Corporate Governance Guidelines. Any interested parties who wish to communicate directly with the Lead Director or the nonmanagement directors as a group may do so by writing to them at SAIC, Inc., Attention: Corporate Secretary, 10260 Campus Point Drive, M/S D-7, San Diego, CA 92121.

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The Company has included as exhibits to its Annual Report on Form 10-K for the 2007 fiscal year filed with the Securities and Exchange Commission certifications of its Chief Executive Officer and Chief Financial Officer certifying the quality of the Company’s public disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)		SAIC, INC.

Date: November 14, 2007	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Executive Vice President
General Counsel and Secretary

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